Exhibit 10.4

X-ENERGY, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

Article I.
PURPOSE

The purposes of this X-Energy, Inc. 2026 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of X-Energy, Inc., a Delaware corporation (the “Company”), X-Energy Reactor Company, LLC (the “Operating Company”) and its other Designated Subsidiaries in acquiring a stock ownership interest in the Company.

The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

Article II.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1           “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2            “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3            “Board” shall mean the Board of Directors of the Company.

2.4            “Change in Control” shall mean and include each of the following:

(a)            A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its affiliates, an employee benefit plan maintained by the Company or any of its affiliates or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company that results in such “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)            During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)            The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)            which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)            after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of any right that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such right (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such right (or portion thereof) if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.5            “Class A Common Stock” shall mean the Class A common stock of the Company, par value $0.0001 per share.

2.6            “Class B Common Stock” shall mean the Class B common stock of the Company, par value $0.0001 per share.

2.7            “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.8            “Common Stock” shall mean the Class A Common Stock or Class B Common Stock of the Company.

2.9            “Company” shall mean X-Energy, Inc., a Delaware corporation, or any successor.

2.10            “Compensation” of an Eligible Employee shall mean, unless otherwise specified in the Offering Document, the gross base salary received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary (excluding one-time bonuses (e.g., retention or sign-on bonuses), periodic (e.g., annual or quarterly) bonuses, commissions, military leave pay, education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity or equity-linked awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established).

2.11            “Designated Subsidiary” shall mean the Operating Company and any other Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation by Eligible Employees employed by such Designated Subsidiary is in the Section 423 Component or Non-Section 423 Component. All of the Eligible Employees of a Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both; provided that the Eligible Employees of a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.

2.12            “Director” shall mean a Board member.

2.13            “Effective Date” shall mean the date the Board adopts the Plan.

2.14            “Eligible Employee” shall mean, subject to clauses (a) and (b) below, an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code).

(a)            With respect to the Section 423 Component:

(i)            The rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an Employee, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; and

(ii)            The Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (A) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (B) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (C) such Employee’s customary employment is for 20 hours or less per week, (D) such Employee’s customary employment is for less than five months in any calendar year and/or (E) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (A), (B), (C), (D) or (E) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

(b)            With respect to the Non-Section 423 Component:

(i)            The Administrator may limit eligibility further within the Company and each Designated Subsidiary so as to only designate some Employees of the Company or such Designated Subsidiary as Eligible Employees; and

(ii)            To the extent the definition of “Eligible Employee” is not consistent with local Applicable Laws, the local Applicable Laws shall control.

2.15            “Employee” shall mean an individual who renders services to the Company or any Designated Subsidiary as an employee, and, with respect to the Section 423 Component, a person who is an employee of the Company or any Designated Subsidiary within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under, the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.

2.16            “Enrollment Date” shall mean the first Trading Day of each Offering Period, unless otherwise specified in the Offering Document.

2.17            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.18            “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows: (a) if the Class A Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Class A Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Class A Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Class A Common Stock, the Administrator will determine the Fair Market Value in its discretion.

2.19            “Non-Section 423 Component” shall mean those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.20            “Offering” shall mean an offer under the Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, Offerings under the Section 423 Component and the Non-Section 423 Component shall be treated as separate and distinct Offerings under separate and distinct plans, and each such Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate and distinct Offering under a separate and distinct plan, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulation Section 1.423-2(a)(2) and (a)(3). To the extent the terms of any Offering under the Section 423 Component do not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” as set forth under Section 423 of the Code, then the Plan and such Offering shall be deemed to be amended to accomplish the objectives of the terms as originally written to the fullest extent permitted by law and in compliance with Section 423 of the Code.

2.21            “Offering Document” shall have the meaning given to such term in Section 4.1.

2.22            “Offering Period” shall have the meaning given to such term in Section 4.1.

2.23            “Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.24            “Participant” shall mean any Eligible Employee who has executed a subscription or enrollment agreement and been granted rights to purchase Shares pursuant to the Plan.

2.25            “Plan” shall mean this X-Energy, Inc. 2026 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.26            “Public Trading Date” shall mean the first date upon which the Class A Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.27            “Purchase Date” shall mean the last Trading Day of each Purchase Period, unless otherwise specified in the Offering Document.

2.28            “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.29            “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.30            “Section 423 Component” shall mean those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code. To the extent any provision of the Plan with respect to the Section 423 Component does not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” as set forth under Section 423 of the Code, then the Plan shall be deemed to be amended to accomplish the objectives of the terms as originally written to the fullest extent permitted by law and in compliance with Section 423 of the Code.

2.31            “Securities Act” shall mean the Securities Act of 1933, as amended.

2.32            “Share” shall mean a share of Class A Common Stock.

2.33            “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, a Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship that constitutes a “parent” or “subsidiary” of the Company for purposes of Form S-8 of the Securities Act and whose employees are eligible to be offered securities registrable on Form S-8 of the Securities Act.

2.34            “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.

Article III.
SHARES SUBJECT TO THE PLAN

3.1              Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be                Shares. In addition, subject to Article VIII, on the first day of each calendar year beginning on and January 1 of the first calendar year following the Effective Date and ending on and including January 1, 2036, the number of Shares available for issuance under the Plan shall be increased by that number of Shares equal to (a) a number of Shares equal to 0.5% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the final day of the immediately preceding calendar year or (b) such smaller number of Shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 50,000,000 Shares, subject to Article VIII. All or any portion of such maximum number of Shares may be issued under the Section 423 Component.

3.2              Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Class A Common Stock, treasury stock or Class A Common Stock purchased on the open market. Shares issued under the Plan will be shares of Class A Common Stock.

Article IV.
Offering Periods; Offering Documents; Purchase dates

4.1               Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan need not be identical.

4.2              Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)               the length of the Offering Period, which period shall not exceed 27 months;

(b)               the length of the Purchase Period(s) within the Offering Period;

(c)            in connection with each Offering Period that contains only one Purchase Period the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 10,000 Shares;

(d)            in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 10,000 Shares; and

(e)            such other provisions as the Administrator determines are appropriate, subject to the Plan.

Article V.
ELIGIBILITY AND PARTICIPATION

5.1            Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2            Enrollment in Plan.

(a)            Except as otherwise set forth herein or in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription or enrollment agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)            Except as otherwise determined by the Administrator, each subscription or enrollment agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The designated percentage may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)            A Participant may be allowed to decrease or increase the percentage of Compensation designated in his or her subscription or enrollment agreement, or may suspend his or her payroll deductions, at any time during an Offering Period (any such decrease, increase or suspension, a “Contribution Change”) subject to any limits as set forth in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall not be allowed any Contribution Changes during an Offering Period with respect to such Offering Period). Any such Contribution Change shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription or enrollment agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d)            Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3            Payroll Deductions. Except as otherwise provided in the applicable Offering Document or as determined by the Administrator, payroll deductions for a Participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.

5.4            Effect of Enrollment. A Participant’s completion of a subscription or enrollment agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription or enrollment agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5            Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6            Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7            Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(g). Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

Article VI.
grant and Exercise of rights

6.1            Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earliest of: (x) the last Purchase Date of such Offering Period, (y) the last day of such Offering Period and (z) the date on which such Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2            Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash remaining after the purchase of Shares upon exercise of a purchase right (including any cash in lieu of fractional Shares) shall be returned to the Participant in one lump sum payment in a subsequent payroll check; provided, however, that the Administrator may provide in the applicable Offering Document that cash in lieu of fractional Shares should be carried forward and applied toward the purchase of whole Shares for the following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3            Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.

6.4            Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s and any applicable Designated Subsidiary’s foreign, federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company and any applicable Designated Subsidiary may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or such Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or such Designated Subsidiary any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5            Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)            The admission of such Shares to listing on all stock exchanges, if any, on which the Class A Common Stock is then listed;

(b)            The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)            The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)            The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)            The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

Article VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1            Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than two weeks prior to the end of the Offering Period or, if earlier, the end of the Purchase Period (or such shorter or longer period as may be specified by the Administrator in the Offering Document). All of the Participant’s payroll deductions credited to his or her account during the Offering Period not yet used to exercise his or her rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription or enrollment agreement.

7.2            Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3            Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment under the Plan, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment under the Plan and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

Article VIII.
Adjustments upon Changes in Stock

8.1            Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2            Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)            To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)            To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)            To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)            To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)            To provide that all outstanding rights shall terminate without being exercised.

8.3            No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4            No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

Article IX.
Amendment, modification and termination

9.1            Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) as otherwise required to comply with Applicable Law.

9.2            Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, after taking into account Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3            Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)            altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)            shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)            allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4            Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon, or the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

Article X.
TERM OF PLAN

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within 12 months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

Article XI.
ADMINISTRATION

11.1          Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation and Culture Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

11.2          Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)            To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)            To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)            To impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.

(d)            To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e)            To amend, suspend or terminate the Plan as provided in Article IX.

(f)            Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.

(g)            The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

11.3          Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription or enrollment agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

Article XII.
MISCELLANEOUS

12.1          Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2          Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3          Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4          Designation of Beneficiary.

(a)            A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)            Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5         Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6         Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

12.7          Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8          Reports. If required by Applicable Law, statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9          No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment or service with (or to remain in the employ of) the Company, the Operating Company or any Parent or Subsidiary of the Company or the Operating Company or affect the right of the Company, the Operating Company or any such Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10        Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11        Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.12         Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

12.13        Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code and the U.S. Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Neither the Non-Section 423 Component nor any right to purchase Shares granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

12.14        Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under Applicable Law, and with respect to the Section 423 Component, to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” as set forth under Section 423 of the Code, but if any provision of the Plan or any Offering shall be held by a court of competent jurisdiction to be prohibited by or invalid or unenforceable under applicable law, or with respect to the Section 423 Component, does not satisfy Section 423 of the Code, then (a) such provision shall be deemed to be amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and Offering shall remain in full force and effect.

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